UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2020

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Chief Executive Officer

On December 4, 2020, Helen of Troy Limited (“the Company”) and Helen of Troy Nevada Corporation, a wholly-owned subsidiary of the Company, entered into the Amended and Restated Employment Agreement (the “Employment Agreement”) with Julien Mininberg, the Company’s Chief Executive Officer, effective March 1, 2021. The Employment Agreement amends and restates the Amended and Restated Employment Agreement previously entered into by the Company, Helen of Troy Nevada Corporation and Mr. Mininberg dated as of November 7, 2018 (the “Existing Agreement”). The Employment Agreement, among other matters, extends the term of Mr. Mininberg’s employment and modifies certain of his compensation terms, as described below. The Employment Agreement becomes effective as of March 1, 2021, the first day of the Company’s fiscal year 2022. Pursuant to the Employment Agreement, Mr. Mininberg will continue to serve as the Company’s Chief Executive Officer through February 29, 2024, subject to an agreed-upon extension or earlier termination by either party (the “Term”). Pursuant to its terms, the Existing Agreement is scheduled to expire on February 28, 2023.

The Employment Agreement was amended to provide for the following changes.

Long-Term Incentive Compensation

The Employment Agreement was amended to provide that if the target award is increased at any time during the Term, the Maximum Grant Amount for any grants made on or after the effective date of such target award increase will continue to be two times the target award amount, and the threshold award will continue to be 25% of the Maximum Grant Amount (defined below). The Maximum Grant Amount was not amended by the Employment Agreement. The “Maximum Grant Amount” is the maximum equity award for each long-term performance bonus (“Fiscal LTPB”) and will be, as of the effective date of the Employment Agreement, the lesser of $10,400,000 or the value of the common shares that may be granted to a participant under the Helen of Troy Limited 2018 Stock Incentive Plan or any successor plan (the “2018 Stock Plan”), subject to the limitations set forth in the Employment Agreement and the 2018 Stock Plan.

Employment Termination

The Employment Agreement provides for certain payments and benefits upon Mr. Mininberg’s termination of employment. The Employment Agreement did not amend any payments or benefits if Mr. Mininberg’s employment is terminated (1) by reason of death or disability, (2) by the Company for cause or by Mr. Mininberg voluntarily other than for retirement, and (3) except as described below, by Mr. Mininberg for Good Reason (as defined in the Employment Agreement) or by the Company other than for cause (not in connection with a change of control). The Employment Agreement was amended to provide the following:

•Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (Not in Connection with a Change of Control). If Mr. Mininberg’s employment is terminated by Mr. Mininberg for Good Reason or by the Company other than for cause on or after March 1, 2022 and before the end of the Term, then the termination will be treated as a Company requested early retirement (“CRER”), and Mr. Mininberg will be entitled to receive the payments and benefits applicable to a CRER, as described below. Otherwise, Mr. Mininberg will be entitled to receive the same payments and benefits as under the Existing Agreement in connection with termination by Mr. Mininberg for Good Reason or by the Company other than for cause.

•Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (in Connection with a Change of Control). Under the Employment Agreement, if Mr. Mininberg’s employment is terminated by Mr. Mininberg for Good Reason or by the Company other than for cause within six months prior to, on, or within eighteen months following a change of control, then he will be entitled to receive the same payments and benefits as under the Existing Agreement, except that the acceleration of the vesting and payout of all outstanding, unearned, performance-based restricted shares (“RSAs”) or restricted stock units (“RSUs”) issued pursuant to the Helen of Troy Limited 2008 Stock Incentive Plan and 2018 Stock Plan as of the date of termination will be at either of the following levels: (1) the target level, if the grant was made less than one year before Mr. Mininberg’s date of termination and (2) the level at which such performance-based RSAs or RSUs are reasonably on track to perform (as determined by the Compensation Committee in its sole discretion after reviewing the most recent Company forecast and any other information provided by the Chief Financial Officer or Mr. Mininberg), if the grant was made exactly one year or more than one year before Mr. Mininberg’s date of termination.

•Retirement or Company Requested Early Retirement (CRER). Upon the end of the Term or earlier if due to a CRER that occurs on or after March 1, 2022 and before February 29, 2024, Mr. Mininberg will be entitled to retire and receive:

◦any portion of unpaid base salary or other benefit earned by him up to and including the date of termination, including any unpaid annual performance bonus (“Fiscal APB”) or Fiscal LTPB earned under the Helen of Troy Limited 2011 Annual Incentive Plan or any successor plan or arrangement (the “Annual Incentive Plan”) or the 2018 Stock Plan and vested prior to the effective date of such retirement. With respect to the Fiscal APB for the performance period during which Mr. Mininberg’s employment is terminated, (1) if the termination occurs before October 1, 2023, Mr. Mininberg will receive the pro rata portion of any incentive compensation that the Compensation Committee, in its reasonable discretion, determines Mr. Mininberg would have received under the Annual Incentive Plan for such performance period had his employment not been terminated, or (2) if the termination occurs on or after October 1, 2023 and before February 29, 2024, Mr. Mininberg will receive the full Fiscal APB for such year, in each case, based upon the actual performance of the Company at the end of such performance period;

◦continued vesting of any Fiscal LTPB award issued pursuant to the 2018 Stock Plan during the Term or under the Existing Agreement and that remains outstanding as of the end of the Term or earlier if due to a CRER;

◦for him, his spouse and children (to the extent eligible), the right to elect to either continue coverage under the Company’s health plan under COBRA or to receive “Retiree Coverage” under the Company’s health plan until December 2029 or the dates of their deaths, if earlier;

◦In the event a change of control occurs following the end of the Term and while Mr. Mininberg is entitled to receive the foregoing benefits, if any unearned, performance-based RSAs are not assumed in full, then in lieu of the continued vesting of the Fiscal LTPB awards, any restrictions on any unearned, performance-based RSAs issued under the 2018 Stock Plan that remain outstanding as of the change of control will immediately lapse and be paid out at one of the following levels: (1) the target level, if the grant was made less than one year before the change of control, (2) the level at which such performance-based RSAs are reasonably on track to perform (as determined by the Compensation Committee in its sole discretion after reviewing the most recent Company forecast and any other information provided by the Chief Financial Officer or Mr. Mininberg), if the grant was made exactly one year or greater than one year before the change of control or (3) the level specified by the terms of the change of control if the amount would be higher than the payout specified in (1) or (2) above. The Company will also cause the successor to continue to provide the health benefits described above; and

◦If the Company maintains a retirement plan or policy for executive officers, Mr. Mininberg will not be eligible to participate before March 1, 2022. On or after March 1, 2022, Mr. Mininberg may elect to participate and retire under such plan or policy (in lieu of the other retirement benefits provided by the Company) on or after March 1, 2022, but before the end of the Term.

Generally, a change of control will have the same meaning under the Employment Agreement as defined under the 2018 Stock Plan. There were no material changes to “Good Reason” and “Cause” from the Existing Agreement. The date in which Mr. Mininberg is eligible to participate in a retirement plan or policy for executive officers did not change from the Existing Agreement.

Restrictive Covenants

In consideration for the payment and benefits provided under the Employment Agreement, Mr. Mininberg will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company’s employees, for the twenty-four-month period (or the duration permitted by law if shorter) immediately following the date of termination of Mr. Mininberg’s employment with the Company for any reason.

The foregoing description of the amendments to the Employment Agreement is a summary and is qualified in its entirety by reference to the text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Transition Assistance Bonus and Amendment to Severance Agreement with Chief Financial Officer

On December 4, 2020, the Company entered into an agreement with Brian Grass, the Company’s Chief Financial Officer that amended the Severance Agreement dated June 17, 2019 between Mr. Grass and Helen of Troy Nevada Corporation (the “Severance Agreement”). In consideration of Mr. Grass's assistance with (1) interviewing and selecting a Chief Financial Officer to replace Mr. Grass after his scheduled retirement on November 1, 2021 and (2) transitioning Mr. Grass's duties as Chief Financial Officer to his successor, the Company awarded Mr. Grass the opportunity to receive a transition assistance bonus (“Bonus”). Subject to Mr. Grass's compliance with the applicable terms and conditions of Severance Agreement, in addition to the other benefits under Section 3.2 of the Severance Agreement, Mr. Grass will be eligible to receive the Bonus upon his Retirement Termination of Employment (as defined in the Severance Agreement) on November 1, 2021 or such later date mutually agreed by Mr. Grass and the Company. If Mr. Grass's employment with the Company ends before November 1, 2021 for any reason, he will not be eligible to receive the Bonus.

The Bonus will be equal to the pro rata portion of the annual incentive payable under the Annual Incentive Plan which the Compensation Committee of the Company, in its reasonable discretion, determines Mr. Grass would have received under the Annual Incentive Plan for fiscal year 2022 had his employment not been terminated, based upon the actual performance of the Company at the end fiscal year 2022. The Bonus will be payable at the same time that such payment would be made during Mr. Grass's regular employment with the Company.

The foregoing description of the amendment to the Severance Agreement is a summary and is qualified in its entirety by reference to the text of the amendment to the Severance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement among Helen of Troy Nevada Corporation, Helen of Troy Limited and Julien Mininberg, dated December 4, 2020.
10.2	Amendment to Severance Agreement between Helen of Troy Nevada Corporation and Brian Grass, dated December 4, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 10, 2020	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
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